UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2022
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2022 (the “Closing Date”), Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), entered into a Senior Secured Term Loan Credit Agreement (the “Credit Agreement”) with ACP Post Oak Credit I LLC, as lender, administrative agent and collateral agent (“Atlas”), and the lenders from time to time party thereto (collectively with Atlas, the “Lenders”). The Credit Agreement provides for an $85.1 million term loan (the “Term Loan”), the entirety of which was funded on the Closing Date. The Credit Agreement also permits the Company to make a one-time request for an additional commitment of up to $14.9 million, with funding of such commitment in the sole discretion of the Lenders, under certain circumstances and under the same terms as the Term Loan. On the Closing Date, the Company also entered into that certain Guarantee and Collateral Agreement, dated as of July 29, 2022, by and among the Company, the other grantors named therein and Atlas (the “Guarantee and Collateral Agreement”).

On the Closing Date, pursuant to the Credit Agreement, $9.6 million of the Term Loan proceeds were deposited into an escrow account (the “Interest Escrow Account”) in the name of, and controlled by, Atlas that will be used towards, among other things, the first four interest payments due following the third anniversary of the Closing Date. Any amounts remaining in the Interest Escrow Account following the Company’s repayment in full of the Term Loan will be returned to the Company. In addition, pursuant to the Credit Agreement, a collateral protection insurance policy (the “Insurance Wrap”) was issued to the Lenders, and the Company paid a $10.6 million cash premium on the Closing Date to the insurance provider thereunder. In the event that the Company’s obligations under the Credit Agreement remain outstanding on the first, second and third anniversaries of the Closing Date, the Company will be required to make additional cash premium payments on the Insurance Wrap as follows: (i) on the first anniversary of the Closing Date, a payment equal to 3.0% of the loans then outstanding under the Credit Agreement, (ii) on the second anniversary of the Closing Date, a payment equal to 3.0% of the loans then outstanding under the Credit Agreement and (iii) on the third anniversary of the Closing Date, a payment equal to 2.0% of the loans then outstanding under the Credit Agreement.

The Company agreed to use the remaining proceeds from the Term Loan to (i) fund growth investments and for general corporate purposes in accordance with the Credit Agreement, including corporate-level research and development investments, (ii) expand the manufacturing facility of the Company’s wholly owned subsidiary, Hi-Power, LLC (“Hi-Power”), in the Turtle Creek, Pittsburgh area in Pennsylvania, (iii) redeem in full the Company’s existing indebtedness to Holtec Power, Inc. and (iv) pay certain fees and expenses incurred in connection with the Credit Agreement.

The outstanding principal balance of the Term Loan bears interest at the applicable margin plus, at the Company’s election, either (i) the benchmark secured overnight financing rate (“SOFR”), which is a per annum rate equal to the greater of (y) the Term SOFR (as defined in the Credit Agreement) plus 0.2616% and (z) 1.0%, or (ii) the alternate base rate (“ABR”), which is a per annum rate equal to the greatest of (x) the Prime Rate (as defined in the Credit Agreement), (y) the NYFRB Rate (as defined in the Credit Agreement) plus 0.5% and (z) the SOFR. The applicable margin under the Credit Agreement is 8.50% per annum with respect to SOFR loans, and 7.50% per annum with respect to ABR loans.

Subject to certain exceptions as set forth in the Credit Agreement, interest on the Term Loan is payable quarterly in arrears on the last business day of each fiscal quarter. The Term Loan is set to mature on the earlier of (i) July 29, 2026 and (ii) 91 days prior to the then-current maturity date of the convertible notes issued in July 2021 in favor of Spring Creek Capital, LLC, as subsequently assigned to Wood River Capital, LLC, a wholly owned, indirect subsidiary of Koch Industries, Inc. (the “Koch Note”), which is currently June 30, 2026, after giving effect to any extension, refinancing or replacement thereof (the “Maturity Date”). The Credit Agreement provides for no scheduled principal amortization prior to the Maturity Date.

The Term Loan is secured by substantially all of the assets of the Company and its subsidiaries other than the assets of Hi-Power and is guaranteed by the Company's subsidiaries other than Hi-Power. As set forth in more detail in the Credit Agreement, the Company is required to make mandatory prepayments on the Term Loan in the event of certain specified events, including in the event of certain capital raises by the Company and its subsidiaries. The Company may also prepay amounts under the Term Loan, subject to certain costs and conditions specified in the Credit Agreement.

The Credit Agreement also contains customary representations, warranties and events of default for a facility of this nature and affirmative and negative covenants. In particular, the Credit Agreement requires the Company to have liquidity of at least $9.6 million as of the last day of each fiscal quarter, subject to certain adjustments set forth in the Credit Agreement. In addition, the Credit Agreement limits the Company’s and its subsidiaries’ ability to incur indebtedness, make restricted payments, including cash dividends on its common stock, make certain investments, loans and advances, enter into mergers and acquisitions, sell, assign transfer or otherwise dispose of its assets, enter into transactions with its affiliates and engage in sale and leaseback transactions, among other restrictions.

Furthermore, the limitation on the Company’s ability to incur indebtedness also (i) limits the amount of pre-advance loans that the Company may have outstanding at any time to $15.0 million under that certain common stock standby equity purchase agreement (the “SEPA”) dated April 28, 2022, by and between the Company and an affiliate of Yorkville Advisors

(“Yorkville”), as amended, and (ii) requires the payment of any principal and interest in kind on each of the SEPA and the Koch Note. Following the closing of the Term Loan, a substantial majority interest in the Term Loan was assigned to Ledgewood Credit Partners I, LLC.

The foregoing descriptions of the Credit Agreement and the Guarantee and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Guarantee and Collateral Agreement, copies of which are filed herewith, as Exhibit 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the incurrence of the Term Loan is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On August 1, 2022, the Company issued a press release announcing the Company’s entry into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document

10.1*
Senior Secured Term Loan Credit Agreement, dated as of July 29, 2022, by and among Eos Energy Enterprises, Inc., the lenders party thereto, and ACP Post Oak Credit I LLC, as administrative agent and collateral agent.

10.2*	Guarantee and Collateral Agreement, dated as of July 29, 2022, by and among Eos Energy Enterprises, Inc., the other grantors named therein and ACP Post Oak Credit I LLC, as collateral agent.
99.1	Press Release, dated August 1, 2022 (furnished pursuant to Item 7.01).
104	Cover page of this Current Report on Form 8-K, formatted in Inline XBRL
* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC or its staff upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: August 1, 2022	By:	/s/ Randall Gonzales
		Name:	Randall Gonzales
		Title:	Chief Financial Officer
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